              FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


     THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "AMENDMENT") is dated as of February 26, 1999 and entered into by and among UNIONTOOLS, INC., a Delaware corporation ("BORROWER"), ACORN PRODUCTS, INC., a Delaware corporation ("HOLDINGS"), H.B. SHERMAN MANUFACTURING COMPANY, a Missouri corporation ("H.B. SHERMAN"), UNIONTOOLS IRRIGATION, INC., a Delaware corporation formerly known as UnionTools Watering Products, Inc. ("IRRIGATION" and together with Borrower, Holdings and H.B. Sherman collectively, the "LOAN PARTIES"), HELLER FINANCIAL, INC., in its individual capacity as a Lender and as Agent for all Lenders ("AGENT"), and the other Lenders.

                                       RECITALS

     WHEREAS, Borrower, Agent and Lenders have entered into an Amended and Restated Credit Agreement dated as of May 20, 1997, as amended by that certain Amendment No. 1 to Credit Agreement dated November 24, 1997, Second Amendment to Credit Agreement dated as of May 22, 1998 and Third Amendment to Amended and Restated Credit Agreement dated as of October 29, 1998 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), pursuant to which, among other things, Lenders have agreed, subject to the terms and conditions set forth in the Credit Agreement, to make loans and financial accommodations to Borrower; and

     WHEREAS, the Loan Parties have requested that the Agent and Lenders agree to modify the Credit Agreement pursuant to the terms and conditions of this Amendment; and

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Loan Parties, Lenders and Agent agree as follows:

     1. DEFINED TERMS. All capitalized terms used herein but not elsewhere defined shall have the respective meanings ascribed to such terms in the Credit Agreement, as amended by this Amendment.

     2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is amended as follows:

          2.1 REVOLVING LOAN COMMITMENT. With respect to subsection 1.1.(A)(1) of the Credit Agreement, the Revolving Loan Commitment for all Lenders in the aggregate shall be $40,000,000 during the period from January 1 through June 30, inclusive, of each year, and $30,000,000 during the period from July 1 through December 31, inclusive, of each year.

          2.2 ACQUISITIONS BY HOLDINGS. With respect to subsection 1.1(C) of the Credit Agreement, and subject to the terms and conditions thereof, the proceeds of an Acquisition Loan may be used to fund the acquisition by Holdings or its wholly-owned Subsidiaries of all of the issued and outstanding capital stock of another Person, or the acquisition by Holdings' wholly-owned Subsidiaries of all or substantially all of the assets of another Person or of a division of another Person. In the event of any such acquisition, each wholly-owned Subsidiary of Holdings that either owns or has rights in any assets or properties or maintains any business operations (other than Borrower) shall become a co-borrower under the Credit Agreement (and for the purposes of the Credit Agreement shall thereupon be included in the definition of "Borrower"), whereby such Subsidiary shall become jointly and severally liable with Borrower in respect of the Obligations, and shall, together with the other Loan Parties, duly execute and deliver such documents as are reasonably requested by Agent to reflect such co-borrowing or guaranty arrangement. All present and future Subsidiaries of Holdings that either own or have rights in any assets or properties or maintain any business operations shall be required to take the actions and duly execute and deliver the documents as set forth in subsection 2.5(B) of the Credit Agreement, whether or not they have received a request from Agent or Requisite Lenders to take such actions or deliver such documents. The references to Borrower in subsections 1.1(C)(3),
(5) and (8) of the Credit Agreement shall mean and be references to Holdings and its Subsidiaries.

          2.3 REBORROWINGS OF ACQUISITION LOANS. With respect to subsection 1.1(C) of the Credit Agreement, the amounts of the Acquisition Loans borrowed under that subsection and repaid from Excess Cash Flow pursuant to subsection 1.5(B) thereof may be reborrowed subject to the other terms and conditions set forth in subsection 1.1(C).

          2.4 PRO FORMA TOTAL INDEBTEDNESS TO OPERATING CASH FLOW RATIO. Subsection 1.1(C)(7) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                "(7)     Based upon the financial performance of Holdings, its
          Subsidiaries and the subject Target during the twelve (12) months immediately preceding the acquisition of the subject Target, the Pro Forma Total Indebtedness to Operating Cash Flow Ratio of Holdings, its Subsidiaries and the subject Target on a pro forma combined basis would not be more than 4.00:1 as of the last day of any month in the first, second or third Loan Year. For the purposes of this subsection 1.1(C)(7), "Pro Forma Total Indebtedness to Operating Cash Flow Ratio" means the ratio of (i) the sum of (a) the average daily principal balance of the Revolving Loans during the twelve (12) month period ending on the last day of the subject month, plus (b) the aggregate outstanding principal balance of the Acquisition Loans, the Lender Letters of Credit and Risk Participation Agreements as of the last day of such month, plus (c) all other Indebtedness for borrowed money of Holdings, its Subsidiaries and the subject Target on a consolidated basis as of the last day of such month, to (ii) Operating Cash Flow of Holdings, its Subsidiaries and the subject Target on a consolidated basis (calculated as illustrated on Exhibit 4.10(C) with EBIDAT calculated in accordance with subsection 1.1(C)(4)) for the twelve
          (12) month period ending on the last day of such month."

          2.5 INTEREST RATE MARGINS. The pricing table in subsection 1.2(A) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                                    PRICING TABLE


--------------------------------------------------------------------------------
       ADJUSTED TOTAL INDEBTEDNESS TO
         OPERATING CASH FLOW RATIO           BASE RATE MARGIN     LIBOR MARGIN
--------------------------------------------------------------------------------
 Greater than 4.50:1                              1.00%              3.00%
--------------------------------------------------------------------------------
 Equal to or greater than 3.75:1 but equal        0.75%              2.75%
 to or less than 4.50:1
--------------------------------------------------------------------------------
 Equal to or greater than 3.00:1 but less         0.50%              2.50%
 than 3.75:1
--------------------------------------------------------------------------------
 Less than 3.00:1                                 0.25%              2.25%
--------------------------------------------------------------------------------


With respect to clause (i)(c) of the definition of "Adjusted Total Indebtedness to Operating Cash Flow Ratio", Adjusted Total Indebtedness shall include all other Indebtedness for borrowed money of Holdings and its Subsidiaries on a consolidated basis.

          2.6 FURTHER ASSURANCES. With respect to subsection 2.5(B) of the Credit Agreement, all present and future Subsidiaries of Holdings that either own or have rights in any assets or properties or maintain any business operations shall be required to take the actions and duly execute and deliver the documents as set forth therein, whether or not they have received a request from Agent or Requisite Lenders to take such actions or deliver such documents.

          2.7 INVESTMENTS. With respect to subsection 3.3 of the Credit Agreement, Borrower and its Subsidiaries may make loans and advances to Holdings to fund a Permitted Acquisition, or for any corporate expenditures made by Holdings or by any Borrower or a Subsidiary thereof in the ordinary course of business (it being understood and agreed that such corporate expenditures shall specifically exclude (i) subject to Paragraph 2.9 of this Amendment, any Restricted Junior Payment by Holdings, (ii) any Investment by Holdings in a Person that is not a Borrower or a Subsidiary thereof, except for a Permitted Acquisition, and (iii) any expenditures related to a Subsidiary of Holdings other than a Borrower or a Subsidiary thereof, and it being further understood and agreed that the proceeds of any such loans and advances to Holdings may be used only for such permitted corporate expenditures); provided, however, that no Default or Event of Default would exist after giving effect to such loans and advances; and provided further that the proceeds of such loans and advances, to the extent not used by Holdings or by a Borrower or a Subsidiary thereof, shall be pledged by Holdings to Agent in a manner reasonably satisfactory to Agent. "Permitted Acquisitions" shall mean acquisitions by Holdings or any of its Subsidiaries of the stock or assets of any Person in a negotiated transaction; provided that such acquisition either is funded by an Acquisition Loan made pursuant to subsection 1.1(C) or is consented to in writing by the Requisite Lenders.

          2.8 RESTRICTED JUNIOR PAYMENTS. Subsection 3.5(C) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "(C) Any Borrower may make payments and distributions in cash to Holdings to fund a Permitted Acquisition, or for any corporate expenditures made by Holdings or by any Borrower or a Subsidiary thereof in the ordinary course of business (it being understood and agreed that such corporate expenditures shall specifically exclude (i) subject to Paragraph 2.9 of a certain Fourth Amendment to the Agreement, any Restricted Junior Payment by Holdings, (ii) any Investment by Holdings in a Person that is not a Borrower or a Subsidiary thereof, except for a Permitted Acquisition, and (iii) any expenditures related to a Subsidiary of Holdings other than a Borrower or a Subsidiary thereof, and it being further understood and agreed that any such payments and distributions to Holdings may be used only for such permitted corporate expenditures); provided, however, that such payments and distributions, to the extent not used by Holdings or by a Borrower or a Subsidiary thereof, shall be pledged by Holdings to Agent in a manner reasonably satisfactory to Agent; and"


          2.9 STOCK REPURCHASE. With respect to subsection 3.5 of the Credit Agreement, and that certain Consent by Agent and Lenders dated as of March 3, 1998, Borrower may make Restricted Junior Payments to Holdings for the repurchase of Holdings' Common Stock issued pursuant to the IPO, provided that
(i) the aggregate sum of such Restricted Junior Payments shall not exceed $2,500,000, (ii) the Maximum Revolving Loan Balance after giving effect to any such Restricted Junior Payment must exceed the Revolving Loans then outstanding by not less than $4,000,000, (iii) any such Restricted Junior Payment shall not be made from the proceeds of any Loans other than the Revolving Loans, and (iv) no event shall have occurred and be continuing or would result from any such Restricted Junior Payment that would constitute an Event of Default or a Default.

          2.10 RESTRICTION ON FUNDAMENTAL CHANGES.  With respect to subsection
3.6 of the Credit Agreement, Borrower will not permit Holdings to: (a) enter into any transaction of merger or consolidation; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (c) acquire, directly or indirectly, by purchase or otherwise, either the stock, partnership interest or other equity securities of any other Person or all or any substantial part of the business or assets of any other Person, except Permitted Acquisitions by Holdings and its Subsidiaries.

          2.11 SALE/LEASEBACK TRANSACTIONS. With respect to subsection 3.7 of the Credit Agreement, Borrower and its Subsidiaries may sell assets and concurrently lease those assets back from the purchaser, subject to the conditions set forth in clauses (b)(ii) through (vi), inclusive, of subsection
3.7 of the Credit Agreement, and provided that the aggregate market value of assets sold in such sale/leaseback transactions shall not exceed $500,000 during any of their fiscal years.

          2.12 CAPITAL EXPENDITURE LIMITS. With respect to subsection 4.1 of the Credit

Agreement, the Capex Limit shall be $4,000,000 for each fiscal year ending on or after July 31, 1999 for Holdings and its Subsidiaries on a consolidated basis.

          2.13 EBIDAT. Subsection 4.3 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "4.3 EBIDAT. Borrower shall not permit EBIDAT of Holdings and its Subsidiaries on a consolidated basis for the twelve
          (12) month period ending on the last day of any fiscal quarter ending on the dates or during the periods set forth below to be less than the amount set forth below for such date or period.


                         Date/Period                Amount
                         -----------                ------
                         January 31, 1999         $7,500,000
                         April 30, 1999           $9,000,000
                         July 31, 1999            $9,500,000
                         On and after
                         October 31, 1999         $13,100,000


     "EBIDAT" will be calculated as illustrated on Exhibit 4.10(C)."


     2.14 FIXED CHARGE COVERAGE. Subsection 4.4 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     "4.4 FIXED CHARGE COVERAGE. Borrower shall not permit Fixed Charge Coverage of Holdings and its Subsidiaries on a consolidated basis for the twelve (12) month period ending on the last day of any fiscal quarter ending on the dates or during the periods set forth below to be less than the amount set forth below for such date or period.


                         Date/Period         Amount
                         -----------         ------
                         On and after
                         January 31, 1999    1.20:1

     "Fixed Charge Coverage" will be calculated as illustrated on Exhibit 4.10(C)."

          2.15 TOTAL INTEREST COVERAGE. Subsection 4.5 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     "4.5  TOTAL INTEREST COVERAGE.  Borrower shall not permit Total
     Interest Coverage of Holdings and its Subsidiaries on a consolidated basis for the twelve (12) month period ending on the last day of any fiscal quarter ending on the dates or during the periods set forth below to be less than the amount set forth below for such date or period.


                    Date/Period              Amount
                    -----------              ------
                    January 31, 1999         1.50:1
                    April 30, 1999           2.50:1
                    July 31, 1999            2.50:1
                    October 31, 1999         2.75:1
                    On and after
                    January 31, 2000         3.00:1


     "Total Interest Coverage" will be calculated as illustrated in Exhibit 4.10(C)."

          2.16 TOTAL INDEBTEDNESS TO OPERATING CASH FLOW RATIO. Subsection 4.6 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "4.6 TOTAL INDEBTEDNESS TO OPERATING CASH FLOW RATIO. Borrower shall not permit the ratio of Total Indebtedness to Operating Cash Flow of Holdings and its Subsidiaries on a consolidated basis for the twelve (12) month period ending on the last day of any fiscal quarter ending on the dates or during the periods set forth below to be greater than the amount set forth below for such date or period.


                    Date/Period              Amount
                    -----------              ------
                    January 31, 1999         7.00:1
                    April 30, 1999           4.65:1
                    July 31, 1999            4.50:1
                    On and after
                    October 31, 1999         3.00:1


          "Total Indebtedness" and "Operating Cash Flow" will be calculated as illustrated on Exhibit 4.10(C)."

          2.17 DUE DILIGENCE EXPENSES. The expenses in the sum of $1,200,000.00 incurred in connection with the due diligence on the potential acquisitions disclosed to the Agent prior to the date hereof shall not be deducted in calculating EBIDAT for the purposes of determining (i) satisfaction of the condition to the Acquisition Loans set forth in subsection 1.1(C)(7) of the Credit Agreement, and (ii) compliance with the financial covenants set forth in subsections 4.3, 4.4, 4.5 and 4.6 thereof.

          2.18 QUARTERLY FINANCIALS. The financial statements and schedules as required in subsection 4.10(A) of the Credit Agreement for any fiscal quarter shall be delivered within forty-five (45) days after the end of such fiscal quarter.

          2.19 YEAR-END FINANCIALS. The financial statements, schedules and reports as required in subsection 4.10(B) of the Credit Agreement for any fiscal year shall be delivered within ninety (90) days after the end of such fiscal year.

          2.20 COMPLIANCE CERTIFICATE. Exhibit 4.10(C) to the Credit Agreement shall be deleted in its entirety and replaced with Exhibit 4.10(C) attached hereto and incorporated herein by reference.

          2.21 YEAR 2000. A new subsection 5.10 is hereby added to the Credit Agreement as follows:

          "5.10 YEAR 2000. Holdings and its Subsidiaries have made an assessment of the microchip and computer-based systems and the software used in their business and based upon such assessment believes that they will be "Year 2000 Compliant" by January 1, 2000, except where the failure to be Year 2000 Compliant would not have a Material Adverse Effect. For purposes of this paragraph, "Year 2000 Compliant" means that all software, embedded microchips and other processing capabilities utilized by, and material to the business operations or financial condition of, Holdings and its Subsidiaries are able to interpret, store, transmit, receive and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenarios in relation to dates in and after the Year 2000. From time to time, at the request of Agent or any Lender, Holdings and its Subsidiaries shall provide to Lenders such updated information as is requested regarding the status of their efforts to become Year 2000 Compliant."

     3. ACCOMMODATION FEE. Upon the effectiveness of this Amendment, Borrower shall pay an accommodation fee in the amount of $100,000 to Agent for the benefit of all Lenders (based upon their respective Pro Rata Shares).

     4. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions in a manner, form and substance satisfactory to Agent:

          4.1 DELIVERY OF DOCUMENTS. This Amendment shall have been delivered to Agent, duly authorized and executed by the parties hereto, together with replacement Notes in favor of the respective Lenders for their Pro Rata Shares of the increased Revolving Loan Commitment, and such other instruments, documents, certificates, consents, waivers, opinions and financing statements as Agent may reasonable request.

          4.2 MATERIAL ADVERSE CHANGE. No event shall have occurred since the Closing Date which has had or reasonably could be expected to have a Material Adverse Effect.

          4.3 PERFORMANCE; NO DEFAULT. Each Loan Party shall have performed and complied with all agreements and conditions contained in the Loan Documents to be performed by or complied with by such Loan Party prior to the date hereof, and no Event of Default shall exist.

     5. REPRESENTATIONS AND WARRANTIES. Each Loan Party hereby confirms to Agent and the Lenders that the representations and warranties set forth in
Section 5 of the Credit Agreement are true and correct in all material respects as of the date hereof, and shall be deemed to be remade as of the date hereof.

     6. NO FURTHER AMENDMENTS; RATIFICATION OF LIABILITY. Each Loan Party hereby consents to the execution and delivery of this Amendment. Each Loan Party hereby agrees that except as amended hereby, the Credit Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms. Each Loan Party hereby ratifies and confirms its liabilities, obligations and agreements under the Credit Agreement and each other Loan Document, all as amended by this Amendment, and acknowledges that:
(i) as of the date of the Amendment, such Loan Party, to its knowledge, has no defenses, claims or set-offs to the enforcement by Agent and Lenders of such liabilities, obligations and agreements; and (ii) other than as specifically set forth herein, Agent and Lenders do not waive, diminish or limit any term or condition contained in the Credit Agreement or any of the other Loan Documents. Agent's and each Lender's agreement to the terms of this Amendment or any other amendment shall not be deemed to establish or create a custom or course of dealing between Agent or Lenders, on the one hand, and any Loan Party, on the other hand.

     7. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same instrument.

     8. FURTHER ASSURANCES AND FEES AND EXPENSES. Each Loan Party covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as reasonably may be required by Agent in order to effectuate fully the intent of this Amendment.
The Borrower shall pay all fees and expenses incurred in the preparation, negotiation and execution of this Amendment, including, without limitation, the fees and expenses of counsel for Agent.

     9. GOVERNING LAW. This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles.

     10. SEVERABILITY. In the event that any provision of this Amendment is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, this Amendment shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

     11. HEADINGS AND RECITALS. The paragraph headings used in this Amendment are for convenience of reference only and in no way define, describe or limit the scope or intent of this Amendment. The foregoing recitals are hereby incorporated herein by this reference thereto.

     12. NO STRICT CONSTRUCTION. The language used in this Amendment shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto.

     IN WITNESS WHEREOF, this Amendment has been executed and delivered by each of the parties hereto on the date first set forth above.

                              UNIONTOOLS, INC., a Delaware corporation


                              By:  /s/ Stephen M. Kasprisin
                                 --------------------------------------
                                 Name:  Stephen M. Kasprisin
                                 --------------------------------------
                                 Title:  Vice President and
                                           Chief Financial Officer
                                 --------------------------------------

                              ACORN PRODUCTS, INC., a Delaware corporation


                              By:  /s/ Stephen M. Kasprisin
                                 --------------------------------------
                                 Name:  Stephen M. Kasprisin
                                 --------------------------------------
                                 Title:  Vice President and
                                           Chief Financial Officer
                                 --------------------------------------

                              H.B. SHERMAN MANUFACTURING COMPANY, a Missouri corporation


                              By:  /s/ J. Mitchell Dolloff
                                 --------------------------------------
                                 Name:  J. Mitchell Dolloff
                                 --------------------------------------
                                 Title:  President
                                 --------------------------------------

                              UNIONTOOLS IRRIGATION, INC., a Delaware
                              corporation


                              By:  /s/ J. Mitchell Dolloff
                                 --------------------------------------
                                 Name:  J. Mitchell Dolloff
                                 --------------------------------------
                                 Title:  President
                                 --------------------------------------

                              HELLER FINANCIAL, INC., a Delaware corporation, in its individual capacity as a Lender and as Agent for all Lenders


                              By:  /s/ William Vokevich
                                 --------------------------------------
                                 Name:  William Vokevich
                                 --------------------------------------
                                 Title:  A.V.P.
                                 --------------------------------------

                              FLEET CAPITAL CORPORATION


                              By:  /s/ Matthew R. Van Steenhuysr
                                 --------------------------------------
                                 Name:  Matthew R. Van Steenhuysr
                                 --------------------------------------
                                 Title:  Senior Vice President
                                 --------------------------------------

                              PNC BANK, NATIONAL ASSOCIATION


                              By:  /s/ John L. Nielck
                                 --------------------------------------
                                 Name:  John L. Nielck
                                 --------------------------------------
                                 Title:  Senior Vice President
                                 --------------------------------------

                              BANKBOSTON, N.A., (formerly known as The First National Bank of Boston)


                              By:  /s/ Cheryl J. Carangelo
                                 --------------------------------------
                                 Name:  Cheryl J. Carangelo
                                 --------------------------------------
                                 Title:  Vice President
                                 --------------------------------------

                              FIRSTAR BANK, N.A.


                              By:  /s/ Derek S. Roudebush
                                 --------------------------------------
                                 Name:  Derek S. Roudebush
                                 --------------------------------------
                                 Title:  Vice President
                                 --------------------------------------

                              SANWA BUSINESS CREDIT CORPORATION


                              By:  /s/ Matthew R. Van Steenhuysr
                                 --------------------------------------
                                 Name:  Matthew R. Van Steenhuysr
                                 --------------------------------------
                                 Title:  Senior Vice President
                                 --------------------------------------